Exhibit 99.3

LETTER OF TRANSMITTAL

To Exchange
Common Units

of

Ashford Hospitality Advisors LLC

Pursuant to the Prospectus

Dated                             , 2014

made by

Ashford Inc.

THE EXCHANGE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), EASTERN TIME, ON                           , 2014, UNLESS THE OFFER IS EXTENDED.  COMMON UNITS TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME OF THE OFFER.

The Purchaser for the Offer is:

Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn:  David A. Brooks
Phone: (972) 490-9600

The Exchange Agent for the Tender Offer is:

Computershare Trust Company, N.A.
250 Royall Street,
Canton, Massachusetts  02021

The Information Agent for the Tender Offer is:

Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: Investor Relations
Phone: (972) 490-9600

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN TO THE PURCHASER AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE PURCHASER FOR THE OFFER.  YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Description of Common Units Tendered

Name(s) and Address(es) of Registered Holder(s)	Number of Common Units Held by Registered Holder	Number of Common Units Eligible for Exchange (99% of Common Units held, in even multiple of 55)	Number of Common Units Tendered*
«Name»	«Total_Units»	«Eligible_Units»

*  Unless otherwise indicated, it will be assumed that all Common Units eligible for exchange are being tendered.  See Instruction 3.

This Letter of Transmittal is to be used to tender up to 99% of the common units (“Common Units”) of Ashford Hospitality Advisors LLC (“Ashford LLC”) to Ashford Inc., in even multiples of 55, in exchange for Ashford Inc. common stock, with an exchange ratio of one share of Ashford Inc. common stock for every 55 common units of Ashford LLC tendered.

If Ashford LLC common units are tendered, the shares of Ashford Inc. common stock that will be issued in the Exchange Offer will be issued electronically, as of the expiration of the Exchange Offer, to the record holder or the bank or brokerage firm of the record holder of Ashford LLC common units, on behalf of such holder, by way of direct registration in book-entry form.  Registration in book-entry form refers to a method of recording stock ownership when no physical share certificates are issued to stockholders, as is the case in the Exchange Offer.  Unless specifically requested by a record holder, no physical stock certificates of Ashford Inc. will be issued.

If registered holders of Ashford LLC Common Units desire to tender such Common Units pursuant to the Exchange Offer but time will not permit all required documents to reach Ashford Inc. on or before 12:00 midnight (one minute after 11:59 p.m.), Eastern time, on                       , 2014 (the “Expiration Time” unless and until the Purchaser extends the period of time during which the Exchange Offer is open, in which event the “Expiration Time” shall be the latest time at which the Exchange Offer, as so extended by the Purchaser, will expire) must tender their Common Units in accordance with the guaranteed delivery procedures described in the Prospectus.  See Instruction 1.  Delivery of documents to the book-entry transfer facility does not constitute delivery to the Purchaser.

☐  CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE PURCHASER, ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):  «Name»

Date of Execution of Notice of Guaranteed Delivery:

Name of institution that Guaranteed Delivery:

NOTE:  SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANY INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Ashford Inc., a Delaware corporation (the “Purchaser”), the above described common units (“Common Units”) of Ashford Hospitality Advisors LLC (“Ashford LLC”), upon the terms and subject to the conditions set forth in the Prospectus dated                             , 2014 (the “Prospectus”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Exchange Offer”), receipt of which is hereby acknowledged.

Upon the terms of the Exchange Offer, subject to, and effective upon, acceptance for exchange of, and delivery of consideration for, the Common Units tendered herewith in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfer to, or upon the order of, the Purchaser all right, title and interest in and to all the Common Units that are being tendered herewith (and any and all dividends, distributions, other Common Units or other securities or rights issued or issuable in respect thereof on or after                       , 2014) and irrevocably constitutes and appoints Ashford Inc. the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Common Units (i) to transfer ownership of such Common Units on the account books maintained by Ashford LLC together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, (ii) to direct the secretary of Ashford LLC to transfer on the books and records of Ashford LLC to, or as directed by the Purchaser and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Units, all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned (i) as of the date hereof, is the beneficial owner of the Common Units tendered hereby and will continue to be the beneficial owner of such Common Units until the expiration date of the Exchange Offer; (ii) has full power and authority to tender, sell, assign, and transfer the Common Units tendered herewith, subject to the governing documents of Ashford LLC; and (iii) when the same are accepted for exchange by the Purchaser, the Purchaser will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim.  The undersigned will, upon request, execute any additional documents deemed by the Exchange Agent or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Common Units tendered herewith.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.  Except as otherwise provided in this Prospectus, this tender is irrevocable.

The undersigned understands that the valid tender of Common Units pursuant to any of the procedures described in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms or conditions of any such extension or amendment).  The undersigned recognizes that the shares of Ashford Inc. common stock that will be issued in the Exchange Offer will be issued electronically, as of the expiration of the Exchange Offer, to the record holder or the bank or brokerage firm of the record holder of Ashford LLC Common Units, on behalf of such holder by way of direct registration in book-entry form.  Registration in book-entry form refers to a method of recording stock ownership when no physical share certificates are issued to stockholders, as is the case in the Exchange Offer.  Unless specifically requested by a stockholder, no physical stock certificates of Ashford Inc. will be issued.

The undersigned hereby represents that the undersigned holds a net-long position in the Common Units equal to the number of tendered Common Units and that the undersigned owns the tendered Common Units free and clear of any liens or other encumbrances. The undersigned recognizes that it is a violation of federal securities laws for anyone to tender Common Units unless, at the time of tender and at the expiration date (including any extensions), the tendering person (i) has a net-long position equal to or greater than the number of Common Units tendered and (ii) will deliver, or cause to be delivered, the Common Units in accordance with the terms of the Exchange Offer.

The undersigned recognizes that Ashford Inc. may terminate or amend the Exchange Offer or may postpone the acceptance for payment of, or the payment for, Common Units tendered. The undersigned also recognizes that Ashford Inc. reserves the right to reject any and all tenders of any Common Units that Ashford Inc. determines are not in proper form or are made by persons not eligible to participate in the Exchange Offer.

SIGN HERE

Signature
«Name»
(Signature(s) of Registered Holder(s))

Dated:                                      , 2014

(Must be signed by registered holder(s) as name(s) appear(s) on page 2 of this Letter of Transmittal.  If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4).

Signature

(Please Print)

Capacity (full title)

Address

(Include Zip Code)

Daytime Area Code and Telephone Number

Taxpayer ID Number

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFICE

1.                                      Requirements of Tender.  This Letter of Transmittal is to be completed by holders of Ashford LLC Common Units to tender Common Units of Ashford LLC to Ashford Inc., in exchange for Ashford Inc. common stock, with an exchange ratio of one share of Ashford Inc. common stock for every 55 Common Units of Ashford LLC tendered.  For a registered holder of Common Units to validly tender Common Units in the Exchange Offer, either (i) this Letter of Transmittal (or a photocopy of this Letter of Transmittal), properly completed and duly executed, together with any other required documents, must be received by the Purchaser at its address listed herein prior to the Expiration Time or (ii) the tendering holder must comply with the guaranteed delivery procedures described in the Prospectus prior to the Expiration Time.

If registered holders of Ashford LLC Common Units desire to tender such Common Units pursuant to the Exchange Offer but time will not permit all required documents to reach Ashford Inc. prior to the Expiration Time, such holder may tender such Common Units if all the following conditions are met:  (i) such tender is made by or through a U.S. Eligible Institution; (ii) a property completed and duly executed notice of guaranteed delivery, substantially in the form made available by the Purchaser, is received by the Purchaser at its address listed herein prior to the Expiration Time; and (iii) within three business days after the date of execution of such notice of guaranteed delivery, Purchaser receives a letter of transmittal for the Ashford LLC Common Units, properly completed and duly executed.

The method of delivery of this Letter of Transmittal and all other required documents is at the election and risk of the tendering holder.  Common Units to be tendered in the Exchange Offer, will be deemed delivered only when the Letter of Transmittal is actually received by the Purchaser.  If delivery of the Letter of Transmittal is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no Common Units that are tendered other than in even multiples of 55 will be accepted for exchange.  All tendering holders, by execution of this Letter of Transmittal (or a photocopy of this Letter of Transmittal), waive any right to receive any notice of the acceptance of their Common Units for exchange.

2.                                      Inadequate Space.  If the space provided in any part of this Letter of Transmittal, any further information should be listed on a separate schedule attached hereto and separately signed on each page in the same manner as this Letter of Transmittal.

3.                                      Partial Tenders.  If fewer than all the Common Units eligible to be exchanged are to be tendered herewith, fill in the number of Common Units that are to be tendered in the box entitled “Number of Common Units Tendered.”  All Common Units will be deemed to have been tendered unless otherwise indicated.

4.                                      Signatures on Letter of Transmittal.  If this Letter of Transmittal is signed by the registered holder(s) of the Common Units tendered herewith, the signature(s) must correspond exactly with the name(s) of the registered holder as shown on page 2 of this Letter of Transmittal, without any change whatsoever.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Purchaser, of their authority so to act must be submitted.

If any of the Common Units tendered herewith are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

5.                                      Stock Transfer Taxes.  Purchaser will not pay stock transfer taxes, if any, with respect to the sale and transfer of any Common Units to it or its order pursuant to the Exchange Offer.

6.                                      Waiver of Conditions.  Subject to applicable law and to the terms and conditions of the Exchange Offer, as set forth in the Prospectus, the Purchaser reserves the absolute right in its sole discretion to waive any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Common Units to be tendered herewith.

7.                                      Questions and Requests for Assistance or Additional Copies.  Questions or request for assistance may be directed to the following representative of the Purchaser:  David A. Brooks, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, (972) 490-9600.  Requests for additional copies of the Prospectus, this Letter of Transmittal or other tender offer materials should also be directed to David A. Brooks and copies will be furnished promptly at Ashford Inc.’s expense.

8.                                      Irregularities.  All questions as to the form of the documents, and the validity, eligibility (including time of receipt) and acceptance of any tender of Common Units will be determined by Purchaser, in its sole discretion and its determination shall be final and binding, provided that Purchaser may delegate such power in whole or in part to, the Exchange Agent.  Purchaser reserves the absolute right to reject (i) any or all tenders of Common Units that it determines are not in proper form or (ii) the acceptance of any Common Units for which the exchange for Ashford Inc. common stock may, in the opinion of Purchaser, be unlawful.  Purchaser’s interpretation of the terms and conditions of the Exchange Offer, including these instructions, may only be challenged in a court of competent jurisdiction.

IMPORTANT:  IN ORDER TO TENDER YOUR COMMON UNITS, THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED PHOTOCOPY OF IT) TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE PURCHASER PRIOR TO THE EXPIRATION TIME, 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), EASTERN TIME, ON                               , 2014, OR THE TENDERING HOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY DESCRIBED IN THE PROSPECTUS.

BECAUSE YOUR ASHFORD INC. SHARES WILL BE ISSUED ELECTRONICALLY BY WAY OF DIRECT REGISTRATION IN BOOK-ENTRY FORM, PLEASE COMPLETE THE ENCLOSED FORM W-9 FOR DELIVERY TO THE TRANSFER AGENT AND RETURN WITH THE COMPLETED LETTER OF TRANSMITTAL.

Manually signed photocopies of this Letter of Transmittal will be accepted.  This Letter of Transmittal and any other required documents should be sent or delivered by each holder or such holder’s broker, dealer, bank, trust company or other nominee to the Purchaser at the address listed below.

The Depository for the Offer is:

Ashford Inc.

By mail or hand delivery:

Ashford Inc.
Attn:  David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

By facsimile transmission:

 (972)       -

Confirm facsimile transmission:

 (972)       -